UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007 (November 6, 2007)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Contract

First Amendment to Second Amended and Restated Credit Agreement. On November 6, 2007, we entered into the First Amendment to the Second Amended and Restated Credit Agreement among Bill Barrett Corporation as the Borrower, each of our subsidiaries as guarantors, each of JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas, Bank of America, N.A., BMO Capital Markets Financing, Inc. (formerly known as Harris Nesbitt Financing, Inc.), U.S. Bank National Association, Fortis Capital Corp., SunTrust Bank, Union Bank of California, N.A., Comerica Bank, Compass Bank, Goldman Sachs Credit Partners L.P., Bank of Scotland plc, Wells Fargo Bank, N.A., Merrill Lynch Capital, and Credit Suisse as the lenders, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, Deutsche Bank Securities Inc. as syndication agent for the Lenders, and Bank Of America, N.A., Harris Nesbitt Financing, Inc. and U.S. Bank National Association, as co-documentation agents for the Lenders. This amendment to the bank line of credit increased the current commitments under the facility to $545 million, expandable up to $600 million, by adding Bank of Scotland plc, Wells Fargo Bank, N.A., Merrill Lynch Capital, and Credit Suisse as additional lenders. The credit facility currently has a borrowing base of $385 million. Future borrowing bases will be computed based on proved natural gas and oil reserves. This credit facility matures on March 17, 2011. The credit facility bears interest, based on the borrowing base usage, at the applicable London Interbank Offered Rate, or LIBOR, plus applicable margins ranging from 1.0% to 1.75%, or an alternate base rate, based upon the greater of the prime rate or the federal funds effective rate plus applicable margins ranging from 0% to 0.25%. We pay commitment fees ranging from 0.25% to 0.375% of the unused borrowing base. The credit facility is secured by natural gas and oil properties representing at least 80% of the value of our proved reserves and the pledge of all of the stock of our subsidiaries. As of November 6, 2007, we had $227 million outstanding under the credit facility. The credit facility contains certain financial covenants. We currently are in compliance with all financial covenants for all periods.

The foregoing summary is qualified in its entirety by reference to the First Amendment to the Second Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above hereby is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	First Amendment to Second Amended and Restated Credit Agreement dated November 6, 2007 among Bill Barrett Corporation and the banks named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2007	BILL BARRETT CORPORATION

	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel; and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Second Amended and Restated Credit Agreement dated November 6, 2007 among Bill Barrett Corporation and the banks named therein.

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